                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


     Date of Report (Date of earliest event reported) November 21, 2000


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

       Delaware                       1-6311                 72-0487776
(State of incorporation)     (Commission File Number)      (IRS Employer
                                                         Identification No.)

     601 Poydras Street, Suite 1900                            70130
(Address of principal executive offices)                     (Zip Code)

                                 (504) 568-1010
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

     On November 21, 2000, the Company issued the following press release:

FOR IMMEDIATE RELEASE

Tidewater Closes On Purchase of Eight Vessels From Sanko

     New Orleans, November 21, 2000 -Tidewater Inc. (NYSE:TDW) announced today that it has completed the previously announced purchase of eight vessels from The Sanko Steamship Co., Ltd. for $160 million in cash.

     Four of these vessels are large anchor-handling, towing supply boats, each with a total horsepower of 15,000 bhp. Those are the M/V Leopard Bay, M/V Maersk Detector, M/V Maersk Dispatcher and the M/V Torm Heron. The remaining four vessels, all of which are large North Sea type platform supply vessels, are the M/V Ace Nature, M/V Mercury Bay, M/V Monarch Bay and the M/V Torm Kestrel.

     All of the vessels are being purchased subject to existing charter arrangements previously entered into by Sanko.

     "The purchase of these eight vessels complements our ability to service the deepwater segment of the offshore oil industry," said William C. O'Malley, chairman of the board, president and chief executive officer. "We are preparing to respond to increasing demand in the deepwater petroleum basins of the world, and we are looking forward to serving our customers with these high-end vessels."

     Tidewater Inc. owns and operates over 570 vessels, the world's largest fleet of vessels serving the international offshore energy industry.

CONTACT:   Tidewater Inc.
           Keith Lousteau, 504/568-1010
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TIDEWATER INC.


                              By:  /s/ Cliffe F. Laborde
                                  --------------------------
                                    Cliffe F. Laborde
                                    Senior Vice President,
                                    General Counsel and
                                    Secretary


Date:  November 21, 2000